UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                                                                              October 7, 2008

INTERNATIONAL CONSOLIDATED COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Florida                                                                                                                             050742                                                                             02-0555904
(State or other jurisdiction of incorporation)                                             (Commission File Number)                            (IRS Employer Identification No.)

2100 19th Street, Sarasota, FL                                                                                                34234
(Address of principal executive offices)                                                                                     (Zip Code)

Issuer’s telephone number including Area Code                                                                                                                                                (941) 330-0336

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Agreement

International Consolidated Companies Inc., (the “Company”) has agreed with China Gene Ltd, to rescind their previous agreement for Grow Ease International, a wholly-owned subsidiary of the Company, to acquire Aim Sky Ltd, the owner of Chine Gene and its subsidiary companies.  The acquisition of Aim Sky Ltd, by Grow Ease has also been rescinded.  The rescission is effective as of September 30, 2008.

Grow Ease International Ltd, a wholly owned subsidiary of the Company had entered into a share exchange agreement with Aim Sky Ltd, a British Virgin Islands corporation, to acquire 100% of the Common Stock of Aim Sky in exchange for 42,500 shares of Grow Ease’s Series A Preferred Shares.  The Series A Preferred Shares are convertible into 42,500 common shares of Grow Ease upon the happening of certain corporate events including a spin off or public offering of Aim Sky.  Additionally, the agreement obligates the Company to provide up to $2,000,000 (Two Million US Dollars) in financing for the acquired business.

Aim Sky Ltd is the owner of 100% of China Genetic Ltd, which in turn owns 57% of: Shanghai Huaxin High Biotechnology Inc., a Chinese company located in Pudong Shanghai, China, and has the right to vote 100%, and an option to purchase, the shares of Sichuan Kelun Bio-Tech Pharmaceutical Co., Ltd a Chinese company located in Chengdu, China.

The Company and China Gene decided to rescind the agreement as it became apparent that neither company would see the anticipated benefits of the transaction.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number                      Description

10.1                                           Letter Agreement Rescinding Transaction

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:
Date: October 9, 2008                                                                           INTERNATIONAL CONSOLIDATEDCOMPANIES, INC.

By: /S/ Antonio F. Uccello, III
Antonio F. Uccello, III, President
                                                                                                and Chief Executive Officer